                                                                   Exhibit 10(a)


              Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" in the Post Effective Amendment No. 2 to the Registration Statement (Form N-4 No. 333-10863) and the related Statement of Additional Information appearing therein and pertaining to Lincoln Life & Annuity Variable Annuity Account L, and to the use therein of our reports dated (a) March 12, 1998, with respect to the statutory-basis financial statements of Lincoln Life & Annuity Company of New York, and (b) April 20, 1998, with respect to the financial statements of Lincoln Life & Annuity Variable Annuity Account L.



                                       /s/ Ernst & Young LLP


Fort Wayne, Indiana
April 27, 1998